Exhibit 99.1

Investors | Keurig Dr Pepper

Keurig Dr Pepper Announces Closing of Secondary Offering of Common Stock

BURLINGTON, Mass. and PLANO, Texas, November 19, 2020 /PRNewswire/ -- Keurig Dr Pepper (NASDAQ: KDP) (the “Company” or “KDP”) announced today the completion of its previously-announced registered public secondary offering of 60 million shares of the Company’s outstanding common stock, for gross proceeds to the selling stockholders of approximately $1.7 billion.

Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC are acting as the underwriters for the offering.

The offering was made only by means of an effective registration statement and a prospectus. Copies of the prospectus supplement and the accompanying prospectus relating to the offering may be obtained from: Goldman Sachs & Co. LLC, Prospectus Department, 200 West Street, New York, New York 10282, telephone: 1-866-471-2526, facsimile: 212-902-9316 or by emailing Prospectus-ny@ny.email.gs.com. Morgan Stanley & Co. LLC at 180 Varick Street, 2nd Floor, New York, New York 10014, Attention: Prospectus Department. Copies of the prospectus supplement and the related prospectus may also be obtained free of charge from the website of the U.S. Securities and Exchange Commission (the “SEC”) at http://www.sec.gov.

The Company has previously filed with the SEC a registration statement (including a prospectus) on Form S-3 (File No. 333-233477) and a prospectus supplement, each dated August 27, 2019, as well as a final prospectus supplement for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. Copies of the registration statement can be accessed through the SEC’s website at www.sec.gov. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

KDP Contacts

Investors
Tyson Seely
T: 781-418-3352/ tyson.seely@kdrp.com

Steve Alexander
T: 972-673-6769/ steve.alexander@kdrp.com

Media
Katie Gilroy
T: 781-418-3345/ katie.gilroy@kdrp.com

About Keurig Dr Pepper

Keurig Dr Pepper (KDP) is a leading beverage company in North America, with annual revenue in excess of $11 billion and nearly 26,000 employees. KDP holds leadership positions in soft drinks, specialty coffee and tea, water, juice and juice drinks and mixers, and markets the #1 single serve coffee brewing system in the U.S. and Canada. The Company’s portfolio of more than 125 owned, licensed and partner brands is designed to satisfy virtually any consumer need, any time, and includes Keurig®, Dr Pepper®, Green Mountain Coffee Roasters®, Canada Dry®, Snapple®, Bai®, Mott’s®, CORE® and The Original Donut Shop®. Through its powerful sales and distribution network, KDP can deliver its portfolio of hot and cold beverages to nearly every point of purchase for consumers. The Company is committed to sourcing, producing and distributing its beverages responsibly through its Drink Well. Do Good. corporate responsibility platform, including efforts around circular packaging, efficient natural resource use and supply chain sustainability.

Forward-Looking Statements

Certain statements contained herein are "forward-looking statements" within the meaning of applicable securities laws and regulations. These forward-looking statements can generally be identified by the use of words such as "outlook," "guidance," "anticipate," "expect," "believe," "could," "estimate," "feel," "forecast," "intend," "may," "plan," "potential," "project," "should," "target," "will," "would," and similar words, phrases or expressions and variations or negatives of these words, although not all forward-looking statements contain these identifying words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements regarding the estimated or anticipated future results of the combined company following the combination of Keurig Green Mountain, Inc. ("KGM") and Dr Pepper Snapple Group, Inc. ("DPS" and such combination, the "transaction"), the anticipated benefits of the transaction, including estimated synergies and cost savings, the long-term merger targets, and other statements that are not historical facts. These statements are based on the current expectations of our management and are not predictions of actual performance.

These forward-looking statements are subject to a number of risks and uncertainties regarding the company's business and the transaction and actual results may differ materially. These risks and uncertainties include, but are not limited to: (i) the impact the significant additional debt incurred in connection with the transaction may have on our ability to operate our business, (ii) risks relating to the integration of the KGM and DPS operations, products and employees into the combined company and assumption of certain potential liabilities of KGM and the possibility that the anticipated synergies and other benefits of the transaction, including cost savings, will not be realized or will not be realized within the expected timeframe, (iii) the impact of the global COVID-19 pandemic, and (iv) risks relating to the businesses and the industries in which our combined company operates. These risks and uncertainties, as well as other risks and uncertainties, are more fully discussed in the Company's filings with the SEC, including our Annual Report on Form 10-K and subsequent filings. While the lists of risk factors presented here and in our public filings are considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Any forward-looking statement made herein speaks only as of the date of this document. We are under no obligation to, and expressly disclaim any obligation to, update or alter any forward-looking statements, whether as a result of new information, subsequent events or otherwise, except as required by applicable laws or regulations.

SOURCE Keurig Dr Pepper

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